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                                                                    EXHIBIT 10.3

                       DATAMAX INTERNATIONAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------


ARTICLE I - PURPOSE

I.1.      Purpose.

          The Datamax International Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Datamax International Corporation and its subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
          (S)423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


ARTICLE II - DEFINITIONS

II.1.     Base Pay.

          "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments.

II.2.     Committee.

          "Committee" shall mean the individuals described in Article XI.

II.3.     Employee.

          "Employee" means any person who is employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year.

II.4.     Subsidiary Corporation.

          "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Datamax International Corporation as that term is defined in (S)424 of the Code and (ii) is designated as a participant in the Plan by the Committee.
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ARTICLE III - ELIGIBILITY AND PARTICIPATION

III.1.    Initial Eligibility.

          Any employee, who shall have completed ninety (90) days employment and shall be employed by the Company on the date the employee's participation in the Plan is to become effective, shall be eligible to participate in offerings under the Plan which commence on or after such ninety (90) day period has concluded.

III.2.    Leave of Absence.

          For purposes of determining initial eligibility for participation in the Plan, an employee on leave of absence shall be deemed to continue to be an employee under the Plan for the first (lst) ninety (90) days of such leave of absence. Such person's initial eligibility to participate in the Plan shall terminate at the close of business on the ninetieth (90th) day of such leave of absence unless such person shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such ninetieth
          (90th) day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's eligibility to participate in the plan for all purposes of the Plan and shall terminate such employee's participation in the Plan, and/or night to exercise any option under the Plan. Any such employee may reestablish eligibility only by meeting the requirements of (S)3.01 and/or 3.02.

III.3.    Restrictions on Participation.

          Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan or any Offering under the Plan.

          (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. (For purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any employee.); or

          (b) which permits such employee's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

III.4.    Commencement of Participation.

          An eligible employee may become a participant by completing an authorization of a payroll deduction on the form provided by the Company and filing it with the Human Resources

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          office of the Company on or before the date set therefor by the
          Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to witch such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.


ARTICLE IV - OFFERINGS

IV.1.     Annual Offerings.

          The Plan will be implemented by four (4) annual offerings of the Company's Common Stock (the "Offerings"). The first Offering shall been an the date an which the Company's Common Stock is first offered for sale to the public pursuant to a Registration Statement filed with the Securities and Exchange Commission (the "IPO Date") and shall terminate on December 31, 1997 Subsequent Offerings shall begin on the first (1st) day of January in each of the years 1998, 1999 and 2000, and shall terminate on December 31 of such year. In the discretion of the Committee, exercised prior to the commencement thereof, each annual Offering may be divided into two (2) six-month Offerings commencing on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year. The maximum number of shares issued in the respective years shall be:

          .    From the IPO Date to December 31, 1997:  125,000 shares.
          .    From January 1, 1997 to December 31, 1998:125,000 shares plus unissued shares from the prior Offerings, whether offered or not.
          .    From January 1, 1998 to December 31, 1999:  125,000 shares plus unissued shares from the prior Offerings, whether offered or not.
          .    From January 1, 1999 to December 31, 2000:  125,000 shares plus unissued shares from the prior Offerings, whether offered or not.

In a six-month Offering is made, the maximum number of shares which may be issued shall be one-half (1/2) of the number of shares set forth for the annual period in which the six-month offering falls, plus, if the Offering is a July 1 to December 31 offering, unissued shares, whether or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date means the IPO Date, January 1 or July 1, as the case may be, on which the particular Offering begins, and "Offering Termination Date" means the June 30 or December 31, as the case may be, an which the particular Offering terminates.

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ARTICLE V - PAYROLL DEDUCTIONS

V.1.      Amount of Deduction.

          At the time a participant files us authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of one, two, three, four, five, six, seven, eight, nine or ten percent (1, 2, 3, 4, 5, 6, 7, 8, 9, or 10%) of his base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

V.2.      Participant's Account.

          All payroll deductions made for a participant shall be credited to the participant's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in (S)5.04.

V.3.      Changes in Payroll Deductions.

          A participant may discontinue his participation in the Plan as provided in article VIII, but no other change can be made during an Offering, and, specifically, a participant may not alter the amount of the participant's payroll deductions for that Offering.

V.4.      Leave of Absence.

          If a participant goes on a leave of absence, such participant shall elect:

          (a) to withdraw the balance in the participant's account pursuant to
              (S)7.02;

          (b) to delay commencement of, or, if applicable, to discontinue, contributions to the Plan but remain a participant in the Plan; or

          (c) if payments will be made to the participant by the Company during such leave of absence, remain a participant in the Plan during such leave of absence, authorizing deductions to be made from such payments by the Company and undertaking to make cash payment to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet participant's authorized Plan deductions.

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ARTICLE VI - GRANTING OF OPTION

VI.1.     Number of Option Shares.

          On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows:

          an amount equal to that percentage of the employee's base pay which the employee has elected to have withheld (but not in any case in excess of ten percent (10%) ) multiplied by

          (i)  the employee's base pay during the period of the Offering

          (ii) divided by eighty-five percent (85%) of the market value of the stock of the Company on the applicable Offering Commencement Date.

          The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of (S)6.02 below. An employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate (as in effect on the last day prior to the Commencement Date of the particular Offering) by two thousand eighty (2,080) or, in the case of a six-month Offering, by one thousand forty (1,040), as the case may be, plus any commission paid by the Company to such employee during the period of the Offering, provided that any commission paid may be applied to only one Offering, and provided further that, in the case of a part-time, hourly employee, the employee's base pay during the period of an offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

VI.2.     Option Price.

          The option price of stock purchased with payroll deductions made during such annual offering for a participant therein shall be the lower of:

          (a) eighty-five percent (85%) of the opening price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market or other national trading market for the stock of the Company; or

          (b) eighty-five percent (85%) of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market or other national trading market. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

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ARTICLE VII - EXERCISE OF OPTION

VII.1.    Automatic Exercise.

          Unless a participant gives written notice to the Company as hereinafter provided, the participant's option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination

          Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions 'in the participant's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to (S)6.01.), and any excess in the participant's account at that time will be returned to the participant.

VII.2.    Withdrawal of Account.

          By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all of the accumulated payroll deductions in his or her account at such time. In such event, the employee will not be entitled to participate in such Offering.

VII.3.    Fractional Shares.

          Fractional shares will not be issued under the Plan, and any accumulated payroll deductions which would have been -used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

VII.4.    Transferability of Option.

          During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

VII.5.    Delivery of Stock.

          As promptly as practical, after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of the participant's option.

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ARTICLE VIII - WITHDRAWAL

VIII.1.   In General.

          As indicated in (S)7.02., a participant may withdraw payroll deductions credited to the participant's account under the Plan at any time prior to the Offering Termination Date by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to his/her account will be paid to the participant promptly after receipt of participant's notice of withdrawal, and no further payroll deductions will be made from the participant's pay during such Offering.

VIII.2.   Effect on Subsequent Participation.

          A participant's withdrawal from any Offering will not have any effect upon the participant's eligibility to participate in any succeeding Offering or 'in any similar plan which may hereafter be adopted by the Company.

VIII.3.   Termination of Employment.

          Upon termination of the participant"s employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety (90) days), the payroll deductions credited to the participant's account will be returned to the participant, or, in the case of the participant's death subsequent to the termination of the participant's employment, to the person or persons entitled thereto under (S)12.01.

VIII.4.   Termination of Employment Due to Death.

          Upon termination of the participant's employment because of the participant's death, the participant's beneficiary (as defined in (S)12.01.) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

          (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

          (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

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In the event that no such written notice of elections shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.04.(b), to exercise the participant's option.

VIII.5.   Leave of absence.

          A participant on leave of absence shall, subject to the election made by such participant pursuant to (S)5.04., continue to be a participant in the Plan so long as such participant is on continuous leave of absence, provided, however, that a participant who has been on leave of absence for more than ninety (90) days shall not be entitled to participate in any Offering commencing after the ninetieth (90th) day of such leave of absence. Notwithstanding the above or any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of (a) the termination of such leave of absence or (b) three (3) months from the ninetieth (90) day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.


ARTICLE IX - INTEREST

IX.1.     Payment of Interest.

          No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee; provided, however, that interest shall be paid on any and all money which is distributed to an employee or the employee's beneficiary, pursuant to the provisions of (S)(S)7.02., 8.01., 8.03., 8.04(a) and 10.01. Such
          distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbooksavings account rates per annum in effect at Sun Bank, N.A., Orlando, Florida during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Orlando, Florida selected by the Committee. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward the purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

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ARTICLE X - STOCK

X.1.    Maximum Shares.

        The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in (S)12.04, shall be One Hundred Twenty-five thousand (125,000) shares in each annual Offering (62,500 shares in each six-month Offering), plus, in each Offering all unissued shares from prior Offerings whether offered or not to exceed Five Hundred Thousand (500,000) shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant as promptly as possible.

X.2.    Participant's Interest in Option Stock.

        The participant will have no interest in stock covered by the participant's option until such option has been exercised.

X.3.    Registration of Stock.

        Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one (1) such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

X.4.    Restrictions on Exercise.

        The Board of Directors my, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

        (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

        (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the participant's intention to purchase the shares for investment and not for resale or distribution.

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ARTICLE XI - ADMINISTRATION

XI.1.     Appointment of Committee.

          The Board of Directors may appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

XI.2.     Authority of Committee.

          Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to solicit and retain third party services to assist in administration of the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

XI.3.     Rules Governing the Administration of the Committee.

          Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting dully called and held. The Committee may appoint a Secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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ARTICLE XII - MISCELLANEOUS

XII.1.    Designation of Beneficiary.

          A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

XII.2.    Transferability.

          Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment transfer pledge or other disposition shall be without effect, except that the Company may treat such act as an election to, withdraw funds in accordance with (S)7.02.

XII.3.    Use of Funds.

          All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

XII.4.    Adjustment Upon Changes in Capitalization.

          (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind or shares

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              which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating twenty percent (20%) or more of the outstanding shares shall be deemed a stock split, and any distributions of shares aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one
              (1) or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one (1) share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this (S)12.04. shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

XII.5.    Amendment and Termination.

          The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company

              (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to (S)12.04.); or

              (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock -under the Plan.

          No termination, modification or amendment of the Plan may, without the consent of an employee then having an option trader the Plan to purchase stock, adversely affect the rights of such employee trader such option.

XII.6.    No Employment Rights.

          The Plan does not, directly or indirectly, create any night for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any night with respect to continuation of employment by the Company, and it
                                      -12-
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          shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

XII.7.    Effect of Plan.

          The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or. representative of creditors of the employee.

XII.8.    Governing Law.

          The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

XII.9.    Effective Date.

          The Plan shall take effect upon approval by the holders of a majority of the stock of the Company entitled to vote and the outstanding Preferred Stock of the Company either present or represented at a special or annual meeting of the shareholders, or by written consent or consents in writing signed by such holders setting forth the action so taken. If the Plan is not so approved, the Plan shall not become effective.

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